Exhibit 99.1

CONTACT:	Vince Arnone	Devin Sullivan
	President and CEO	Managing Director
	(630) 845-4500	The Equity Group Inc.
dsullivan@equityny.com

FOR IMMEDIATE RELEASE

FUEL TECH REPORTS 2023 THIRD QUARTER FINANCIAL RESULTS

WARRENVILLE, Ill. – November 7, 2023 - Fuel Tech, Inc. (NASDAQ: FTEK), a technology company providing advanced engineering solutions for the optimization of combustion systems, emissions control, and water treatment in utility and industrial applications, today reported financial results for the third quarter ended September 30, 2023 (“Q3 2023”).

“Revenue from our Air Pollution Control (APC) business segment increased by 36% in Q3 2023, which offset lower revenue from our FUEL CHEM® business segment,” said Vincent J. Arnone, President and CEO. “FUEL CHEM operations normalized during Q3 2023 as the unit downtime we experienced in the second quarter of 2023 (“Q2 2023”) caused by temporary maintenance activities and unplanned outages substantially abated. In this regard, FUEL CHEM revenues more than doubled in Q3 2023 when compared to Q2 2023.”

“We completed the on-site deployment and pilot testing of our Dissolved Gas Infusion (DGI®) technology at an aquaculture setting in the Western United States.  Over the 100-day demonstration, the DGI technology delivered and consistently controlled the dissolved oxygen levels in a band between nine and twelve milligrams per liter (approximately 150% of atmospheric saturation).  Based on an analysis of the results and post-study consultation with the client, the DGI technology met and, in many cases, exceeded the pilot study expectations and parameters for consistent delivery of high-quality dissolved oxygen on demand.  The client reported excellent results from taste tests by local chefs including an absence of trimethylamines (TMA) within the harvest.  Results from this study will be presented at Aquaculture America 2024.  We are currently in negotiations with this client to deploy our DGI system at its location for both the next growth cycle and its larger scale development plans.   In addition to this demonstration, we are continuing our conversations with other potential channel partners as we look to deploy DGI in other end markets.”

Mr. Arnone concluded, “We ended the third quarter with $33.2 million in cash and investments and no long-term debt. We remain optimistic about our outlook for the year and are continuing to pursue multiple domestic and international award opportunities to utilize our SCR, SNCR and ULTRA emissions control solutions, as evidenced by our announcement of new contract awards yesterday. We continue to believe that total revenue for full year 2023 will improve modestly from 2022, driven primarily by our APC business.”

Q3 2023 Consolidated Results Overview

Consolidated revenues for Q3 2023 were unchanged at $8.0 million compared to Q3 2022, reflecting higher APC revenue offset by a decline in FUEL CHEM revenue.

Consolidated gross margin for Q3 2023 was 45.2% of revenues compared to 45.8% of revenues in Q3 2022, driven primarily by lower FUEL CHEM revenue when compared to Q3 2022.

SG&A expenses declined to $3.0 million from $3.3 million in Q3 2022, due to a reduction in employee-related expenditures.

Interest income improved to $0.3 million from $0.1 million in Q3 2022, reflecting higher interest rates on held-to-maturity debt securities and money market funds.

Net income in Q3 2023 was $0.5 million, or $0.02 per share, compared to net income of $0.3 million, or $0.01 per share, in Q3 2022.

Consolidated APC segment backlog at September 30, 2023 was $5.6 million compared to $8.2 million at December 31, 2022.

APC segment revenue increased to $3.7 million from $2.7 million in Q3 2022 with gross margin increasing to 40.3% from 34.0%, due to the timing of project execution and new awards announced during 2022 and continuing through the first nine months of 2023.

FUEL CHEM segment revenue declined to $4.3 million from $5.3 million in Q3 2022, due to a decline in electrical generation demand for the units on which our FUEL CHEM program is installed and contributions from one additional unit in Q3 2022 that has since been retired. Gross margin declined slightly to 49.5% from 51.9% in Q3 2022 due to lower segment revenue.

Adjusted EBITDA was $0.4 million in Q3 2023 compared to Adjusted EBITDA of $0.4 million in Q3 2022.

Financial Condition

At September 30, 2023, cash and cash equivalents were $13.5 million, short-term investments were $14.8 million, and long-term investments totaled $4.9 million. Stockholders’ equity at September 30, 2023 was $44.1 million, or $1.45 per share, and the Company had no debt.

Conference Call

Management will host a conference call on Wednesday, November 8, 2023 at 10:00 am ET / 9:00 am CT to discuss the results and business activities. Interested parties may participate in the call by dialing:

●	(877) 423-9820 (Domestic) or
●	(201) 493-6749 (International)

The conference call will also be accessible via the Upcoming Events section of the Company’s web site at www.ftek.com. Following management’s opening remarks, there will be a question-and-answer session. Questions may be asked during the live call, or alternatively, you may e-mail questions in advance to dsullivan@equityny.com. For those who cannot listen to the live broadcast, an online replay will be available at www.ftek.com.

About Fuel Tech

Fuel Tech develops and commercializes state-of-the-art proprietary technologies for air pollution control, process optimization, water treatment, and advanced engineering services. These technologies enable customers to operate in a cost-effective and environmentally sustainable manner. Fuel Tech is a leader in nitrogen oxide (NOx) reduction and particulate control technologies and its solutions have been installed on over 1,200 utility, industrial and municipal units worldwide. The Company’s FUEL CHEM® technology improves the efficiency, reliability, fuel flexibility, boiler heat rate, and environmental status of combustion units by controlling slagging, fouling, corrosion and opacity. Water treatment technologies include DGI™ Dissolved Gas Infusion Systems which utilize a patented nozzle to deliver supersaturated oxygen solutions and other gas-water combinations to target process applications or environmental issues. This infusion process has a variety of applications in the water and wastewater industries, including remediation, aeration, biological treatment and wastewater odor management. Many of Fuel Tech’s products and services rely heavily on the Company’s exceptional Computational Fluid Dynamics modeling capabilities, which are enhanced by internally developed, high-end visualization software. For more information, visit Fuel Tech’s web site at www.ftek.com.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as defined in Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect Fuel Tech’s current expectations regarding future growth, results of operations, cash flows, performance and business prospects, and opportunities, as well as assumptions made by, and information currently available to, our management. Fuel Tech has tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “plan,” “expect,” “estimate,” “intend,” “will,” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on information currently available to Fuel Tech and are subject to various risks, uncertainties, and other factors, including, but not limited to, those discussed in Fuel Tech’s Annual Report on Form 10-K in Item 1A under the caption “Risk Factors,” and subsequent filings under the Securities Exchange Act of 1934, as amended, which could cause Fuel Tech’s actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Fuel Tech undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those detailed in Fuel Tech’s filings with the Securities and Exchange Commission.

FUEL TECH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except share and per share data)

	September 30,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$13,483	$23,328
Short-term investments	14,802	2,981
Accounts receivable, net	7,696	7,729
Inventories, net	325	392
Prepaid expenses and other current assets	1,041	1,395
Total current assets	37,347	35,825
Property and equipment, net of accumulated depreciation of $18,727 and $18,557, respectively	4,364	4,435
Goodwill	2,116	2,116
Other intangible assets, net of accumulated amortization of $452 and $406, respectively	376	397
Right-of-use operating lease assets, net	462	197
Long-term investments	4,883	6,360
Other assets	771	794
Total assets	$50,319	$50,124
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,872	$2,710
Accrued liabilities:
Operating lease liabilities - current	103	125
Employee compensation	618	1,105
Other accrued liabilities	1,838	826
Total current liabilities	5,431	4,766
Operating lease liabilities - non-current	348	66
Deferred income taxes, net	177	177
Other liabilities	275	274
Total liabilities	6,231	5,283
Stockholders’ equity:
Common stock, $.01 par value, 40,000,000 shares authorized, 31,361,303 and 31,272,303 shares issued, and 30,385,297 and 30,296,297 shares outstanding, respectively	313	313
Additional paid-in capital	164,752	164,422
Accumulated deficit	(116,990)	(115,991)
Accumulated other comprehensive loss	(1,812)	(1,728)
Nil coupon perpetual loan notes	76	76
Treasury stock, at cost	(2,251)	(2,251)
Total stockholders’ equity	44,088	44,841
Total liabilities and stockholders’ equity	$50,319	$50,124

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share and per-share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenues	$7,988	$8,017	$20,736	$19,920
Costs and expenses:
Cost of sales	4,376	4,345	12,323	11,280
Selling, general and administrative	2,966	3,273	9,126	9,201
Research and development	513	207	1,144	716
	7,855	7,825	22,593	21,197
Operating income (loss)	133	192	(1,857)	(1,277)
Interest expense	(5)	(4)	(15)	(13)
Interest income	322	92	968	101
Other income (expense), net	9	34	(95)	158
Income (loss) before income taxes	459	314	(999)	(1,031)
Income tax expense	—	—	—	(9)
Net income (loss)	$459	$314	$(999)	$(1,040)
Net income (loss) per common share:
Basic net income (loss) per common share	$0.02	$0.01	$(0.03)	$(0.03)
Diluted net income (loss) per common share	$0.01	$0.01	$(0.03)	$(0.03)
Weighted-average number of common shares outstanding:
Basic	30,385,000	30,296,000	30,336,000	30,287,000
Diluted	30,627,000	30,371,000	30,336,000	30,287,000

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Unaudited)

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net income (loss)	$459	$314	$(999)	$(1,040)
Other comprehensive (loss) income:
Foreign currency translation adjustments	(122)	(155)	(84)	(447)
Comprehensive income (loss)	$337	$159	$(1,083)	$(1,487)

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Nine Months Ended
	September 30,
	2023	2022
Operating Activities
Net loss	$(999)	$(1,040)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	247	267
Amortization	46	70
Non-cash interest income on held-to-maturity securities	(319)	—
Provision for credit losses, net of recoveries	—	(45)
Stock-based compensation, net of forfeitures	288	136
Changes in operating assets and liabilities:
Accounts receivable	5	(3,449)
Inventories	68	(44)
Prepaid expenses, other current assets and other non-current assets	363	370
Accounts payable	172	1,094
Accrued liabilities and other non-current liabilities	520	50
Net cash provided by (used in) operating activities	391	(2,591)
Investing Activities
Purchases of equipment and patents	(201)	(186)
Purchases of debt securities	(14,026)	(9,777)
Maturities of debt securities	4,000	—
Net cash used in investing activities	(10,227)	(9,963)
Financing Activities
Proceeds from exercise of stock options	42	—
Taxes paid on behalf of equity award participants	—	(17)
Net cash provided by (used in) financing activities	42	(17)
Effect of exchange rate fluctuations on cash	(51)	(401)
Net decrease in cash and cash equivalents	(9,845)	(12,972)
Cash and cash equivalents at beginning of period	23,328	37,054
Cash and cash equivalents at end of period	$13,483	$24,082

See notes to condensed consolidated financial statements.

Fuel Tech, Inc.

Segment Data- Reporting Segments

(Unaudited)

(in thousands)

Information about reporting segment net sales and gross margin from operations is provided below:

	Air Pollution	FUEL CHEM
Three months ended September 30, 2023	Control Segment	Segment	Other	Total
Revenues from external customers	$3,711	$4,277	$—	$7,988
Cost of sales	(2,214)	(2,162)	—	(4,376)
Gross margin	1,497	2,115	—	3,612
Selling, general and administrative	—	—	(2,966)	(2,966)
Research and development	—	—	(513)	(513)
Operating income (loss) from operations	$1,497	$2,115	$(3,479)	$133

	Air Pollution	FUEL CHEM
Three months ended September 30, 2022	Control Segment	Segment	Other	Total
Revenues from external customers	$2,728	$5,289	$—	$8,017
Cost of sales	(1,801)	(2,544)	—	(4,345)
Gross margin	927	2,745	—	3,672
Selling, general and administrative	—	—	(3,273)	(3,273)
Research and development	—	—	(207)	(207)
Operating income (loss) from operations	$927	$2,745	$(3,480)	$192

	Air Pollution	FUEL CHEM
Nine months ended September 30, 2023	Control Segment	Segment	Other	Total
Revenues from external customers	$10,692	$10,044	$—	$20,736
Cost of sales	(7,155)	(5,168)	—	(12,323)
Gross margin	3,537	4,876	—	8,413
Selling, general and administrative	—	—	(9,126)	(9,126)
Research and development	—	—	(1,144)	(1,144)
Operating income (loss) from operations	$3,537	$4,876	$(10,270)	$(1,857)

	Air Pollution	FUEL CHEM
Nine months ended September 30, 2022	Control Segment	Segment	Other	Total
Revenues from external customers	$7,670	$12,250	$—	$19,920
Cost of sales	(5,032)	(6,248)	—	(11,280)
Gross margin	2,638	6,002	—	8,640
Selling, general and administrative	—	—	(9,201)	(9,201)
Research and development	—	—	(716)	(716)
Operating income (loss) from operations	$2,638	$6,002	$(9,917)	$(1,277)

Fuel Tech, Inc.

Geographic Segment Financial Data

(Unaudited)

(in thousands of dollars)

Information concerning our operations by geographic area is provided below. Revenues are attributed to countries based on the location of the end-user. Assets are those directly associated with operations of the geographic area.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenues:
United States	$5,640	$6,972	$15,937	$14,939
Foreign	2,348	1,045	4,799	4,981
	$7,988	$8,017	$20,736	$19,920

	September 30,	December 31,
	2023	2022
Assets:
United States	$46,550	$47,007
Foreign	3,769	3,117
	$50,319	$50,124

FUEL TECH, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

(Unaudited)

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022

Net income (loss)	$459	$314	$(999)	$(1,040)
Interest income, net	(317)	(88)	(953)	(88)
Income tax expense	-	-	-	9
Depreciation expense	93	85	247	267
Amortization expense	16	20	46	70
EBITDA	251	331	(1,659)	(782)
Stock compensation expense	101	90	288	136
Adjusted EBITDA	$352	$421	$(1,371)	$(646)

Adjusted EBITDA

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (GAAP), the Company has provided an Adjusted EBITDA disclosure as a measure of financial performance. Adjusted EBITDA is defined as net income (loss) before interest income, income tax expense, depreciation expense, amortization expense, stock compensation expense. The Company's reference to these non-GAAP measures should be considered in addition to results prepared in accordance with GAAP standards, but are not a substitute for, or superior to, GAAP results.

Adjusted EBITDA is provided to enhance investors' overall understanding of the Company's current financial performance and ability to generate cash flow, which we believe is a meaningful measure for our investor and analyst communities. In many cases non-GAAP financial measures are utilized by these individuals to evaluate Company performance and ultimately determine a reasonable valuation for our common stock. A reconciliation of Adjusted EBITDA to the nearest GAAP measure of net income (loss) has been included in the above financial table.